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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER, LLP]


                                  May 29, 2002

D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006

     Re: D.R. Horton, Inc. Public Offering

Ladies and Gentlemen:

     As counsel for D.R. Horton, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to 15,000,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1) The Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.2 to the Company's Registration Statement (No. 333-76175) on Form S-3, filed April 13, 1999;

          (2) The Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

          (3) The Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1 to the Company's Registration Statement (No. 33-46554) on Form S-1, filed March 20, 1992; and

          (4) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the

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D.R. Horton, Inc.
May 29, 2002
Page 2

     Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

     In connection with our examination of documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company (including, without limitation, the due reservation of any Common Stock for issuance), and the qualifications and limitations set forth below, we are of the opinion that, when the Shares shall have been authorized, issued and delivered within the limits and as described in the Registration Statement, and in accordance with the terms and conditions of the applicable acquisition, exchange or merger agreement, and in a manner contemplated in the Registration Statement, including the prospectus and prospectus supplement, if any, relating to the applicable offering of such Shares, the Shares will be validly issued, fully paid and nonassessable.

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

          (a) the Board of Directors or other authorized governing body of the Company shall have duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Shares in conformity with the certificate of incorporation and bylaws of the Company, each as amended, through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Shares are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Shares takes place in accordance with such authorization);

          (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded; and

          (c) all Shares will be offered and issued in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the prospectus and, if applicable, a prospectus supplement and there will not have occurred any change in law affecting any of the opinions rendered herein.

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D.R. Horton, Inc.
May 29, 2002
Page 3

     The opinions set forth herein are limited to the present corporate laws of the State of Delaware and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinions set forth herein.

     This letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                       Very truly yours,



                                       /s/ Gibson, Dunn & Crutcher LLP
                                       GIBSON, DUNN & CRUTCHER LLP

IFS/RWB/ND